                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):     October 31, 1995
                                                  ----------------------------

                              Crown Crafts, Inc.
------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




      Georgia                     1-7604                     58-0678148
------------------------------------------------------------------------------
   (State or other       (Commission File Number)           (IRS Employer
   jurisdiction of                                          Identification
   incorporation)                                           Number)



1600 RiverEdge Parkway, Suite 200, Atlanta, Georgia           30328
------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code:   (770) 644-6400
                                                   ---------------------------

Item 2.  Acquisition or Disposition of Assets

         Crown Crafts, Inc., a Georgia corporation (the "Company"), CC Acquisition Corp., a California corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), The Red Calliope and Associates, Inc., a California corporation ("RCA"), and Neal Fohrman and Stanley Glickman, each shareholders of RCA (collectively, the "Shareholders"), entered into a Merger Agreement dated as of October 8, 1995, as amended by Amendment No. 1 thereto dated as of October 31, 1995 (as amended, the "Merger Agreement"), pursuant to which the Merger Sub was merged with and into RCA with RCA thereupon becoming a wholly-owned subsidiary of the Company (the "Merger"). The Merger was consummated and became effective as of October 31, 1995 (the "Closing").

         Pursuant to the Merger Agreement, the issued and outstanding shares of RCA immediately prior to the Merger (the "RCA Shares"), were converted into the right to receive consideration, in the aggregate, of approximately $13.0 million of which $ 7.2 million was paid to certain of the holders of the RCA Shares as of Closing in the form of cash and $ 5.8 million was paid to certain of the holders of the RCA Shares as of Closing in the form of promissory notes made by the Company, which notes are due and payable on January 10, 1996 and which bear interest at a rate equal to 6.25% per annum. In addition, the holders of the RCA Shares are entitled to receive cash in an amount equal to the sum of: (i) the Adjustment Amount (as defined in the Merger Agreement);
(ii) the Environmental Reserve (as defined in the Merger Agreement); (iii) the Tax Dispute Reserves (as defined in the Merger Agreement); and (iv) all Tax Benefits (as defined in the Merger Agreement) (collectively, the "Holdback Amounts"). The Holdback Amounts will be released to the holders of the RCA Shares upon the happening of certain events and on certain dates all as more fully described in the Merger Agreement.

         At the Closing, Carol Glickman, the wife of Stanley Glickman, a shareholder of RCA, entered into a consulting agreement with RCA, a copy of which is attached to the Merger Agreement as Exhibit A. In addition, at the Closing, each of Neal Fohrman and Nanci Freeman entered into an employment agreement with RCA, copies of which are attached to the Merger Agreement as Exhibits B and C, respectively.

         The consideration for the Merger was determined as a result of negotiations between the Company, RCA and the Shareholders and was approved by the boards of directors of the Company and the Merger Sub. Prior to the Merger, neither the Company nor any of its affiliates, directors or officers, nor any associate of any such director or officer had any relationship with RCA or the Shareholders.

         The description contained herein of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement and the Press Release dated November 6, 1995, which are attached hereto as Exhibits 2 and 99, respectively, and incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a) Financial Statements of Business Acquired. Included in this Report are the financial statements, together with the notes thereto and certain supplementary information, of RCA as of June 30, 1995 and the year then ended which have been audited by the independent accounting firm of Lederman, Zeidler & Co., whose opinion is also included herein.

         (b) Pro Forma Financial Information. Included in this Report are the unaudited pro forma condensed consolidated balance sheet and condensed consolidated statements of earnings of the Company and the RCA, together with the notes thereto, which give effect to the Merger as if it had occurred for balance sheet presentation purposes as of July 2, 1995 and for statement of earnings presentation purposes as of April 4, 1994. The pro forma condensed consolidated statement of earnings for the year ended April 2, 1995 includes RCA's results of operations for its fiscal year ended June 30, 1995. A pro forma condensed consolidated statement of earnings for the quarter ended July 2, 1995 is also included.

         The pro forma financial statements are provided for informational purposes only and should not be construed to be indicative of the Company's financial position or results of operations had the Merger been consummated on such dates and do not project the Company's financial position or results of operations for any future date or period.

         The pro forma adjustments are based upon available information and upon assumptions that the Company believes are reasonable in the circumstances. The pro forma financial statements and accompanying notes should be read in conjunction with the Consolidated Financial Statements of the Company and its subsidiaries, including the notes thereto, and the other financial information pertaining to the Company and RCA included elsewhere herein.

         The Merger will be accounted for using the purchase method of accounting. The total purchase price of approximately $16 million will be allocated to the assets of RCA based on their respective fair values. Such allocations will be made based on valuations that have not yet been finalized. The Company believes that substantially all of the excess of purchase price over the historical book value of net assets acquired will be allocated to goodwill, as the historical book value of such assets approximates their fair value. Accordingly, the pro forma condensed consolidated statement of earnings filed herewith reflects amortization of this excess over a life of 20 years resulting in an annual amortization charge of $559,000.

         (c) Exhibits. The following is a list of the Exhibits attached hereto.

Exhibit No. 2.1                   Merger Agreement
Exhibit No. 2.2                   Amendment No. 1 to Merger Agreement
Exhibit No. 10.1                  Consulting Agreement*
Exhibit No. 10.2                  Employment Agreement (Fohrman)*

Exhibit No. 10.3                  Employment Agreement (Freeman)*
Exhibit No. 10.4                  Tax Reporting Agreement*
Exhibit No. 10.5                  Disbursement Agreement*
Exhibit No. 10.6                  Promissory Note (Fohrman)
Exhibit No. 10.7                  Promissory Note (Tannenbaum)
Exhibit No. 23                    Consent of Lederman, Zeidler & Co.
Exhibit No. 99                    Press Release

*        Contained as an exhibit to the Merger Agreement

                      THE RED CALLIOPE & ASSOCIATES, INC.



                              FINANCIAL STATEMENTS


                                      with

                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS

                             JUNE 30, 1995 AND 1994


             LEDERMAN, ZEIDLER & CO. Certified Public Accountants

                                    CONTENTS

                                                                                     Page
                                                                                     ----

REPORT OF CERTIFIED PUBLIC ACCOUNTANTS                                                1-2

Financial statements
  Balance sheet                                                                        3
  Statement of income and retained earnings                                            4
  Statement of cash flows                                                              5
  Notes to financial statements                                                       6-8

Supplementary information
  Summary of cost of sales and design
    and royalty expenses                                                               9
  Summary of selling, general and
    administrative expenses                                                           10



             LEDERMAN, ZEIDLER & CO. Certified Public Accountants

                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
The Red Calliope & Associates, Inc.
Los Angeles, California



         We have audited the accompanying balance sheets of the Red Calliope & Associates, Inc. as of June 30, 1995 and 1994 and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     Board of Directors



         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Red Calliope & Associates, Inc. at June 30, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



LEDERMAN, ZEIDLER & CO., CPA'S

August 10, 1995

                       THE RED CALLIOPE & ASSOCIATES INC.
                                 BALANCE SHEET

                                     ASSETS
                                     ------

                                                                                 JUNE 30,
                                                                     ----------------------------
                                                                           1995         1994
                                                                     ------------   -------------
Current assets
Cash                                                                $    267,369    $    121,244
Account receivable, trade, net of
   allowance for doubtful accounts
   of $100,000                                                         4,961,601       3,765,768
Inventories (Note 2)                                                   7,947,520       4,753,734
Prepaid expenses                                                         110,457         151,874
Accrued interest receivable, net of
   allowance for doubtful account (Note 4)                                70,379          52,327
Accrued royalties receivable                                              10,269          23,351
Accounts receivable, other                                                  -             54,782
Notes receivable, officers (Note 3)                                      180,510         180,510
Deferred income taxes                                                     14,500          14,500
                                                                    ------------    ------------

     Total current assets                                             13,562,605       9,118,090

Note receivable, officer, net of
  allowance for doubtful account (Note 4)                                   -               -
Furniture, fixtures and equipment, at cost,
  net of accumulated depreciation (Note 5)                               202,626         250,776

Other assets

Loan origination fee net of
  accumulated amortization                                                  -             22,500
Deposits                                                                  61,681          55,561
                                                                    ------------    ------------
                                                                    $ 13,826,912    $  9,446,927
                                                                    ============    ============


                                           LIABILITIES AND STOCKHOLDERS' EQUITY
                                           ------------------------------------

Current liabilities
Accounts payable, trade                                             $  3,010,496    $  2,148,839
Accrued expenses                                                       1,405,814         745,547
Note payable, bank (Note 6)                                            4,998,134       2,654,564
Income taxes payable                                                      29,505          27,503
                                                                    ------------    ------------

     Total current liabilities                                         9,443,949       5,576,453
                                                                    ------------    ------------

Stockholders' equity
Common stock, $10 par value
Authorized - 2,500 shares
Issued and outstanding, 1,700 shares                                      14,330          14,330
Additional paid-in capital                                                63,860          63,860

Retained earnings                                                      4,304,773       3,792,284
                                                                    ------------    ------------

                                                                       4,382,963       3,870,474
                                                                    ------------    ------------

                                                                    $ 13,826,912    $  9,446,927
                                                                    ============    ============


                   The accompanying accountants' notes are an
                  integral part of these financial statements

                       THE RED CALLIOPE & ASSOCIATES INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS


                                                   YEAR ENDED
                                    ----------------------------------------
                                      JUNE 30, 1995          JUNE 30, 1994
                                    -------------------   -------------------
                                                   % of                  % of
                                       Amount     Sales     Amount      Sales
                                    -------------------   -------------------
Gross sales                         $28,595,082   104.6   $ 22,371,989  103.4
  Rebates and discounts                 450,791     1.6        300,227    1.4
  Returns and allowances                806,637     3.0        433,410    2.0
                                    -----------   -----   ------------  -----

Net sales                            27,337,654   100.0     21,638,352  100.0

  Cost of sales                      17,583,155    64.3     14,510,226   67.1
                                    -----------   -----   ------------  -----

  Gross profit                        9,754,499    35.7      7,128,126   32.9
                                    -----------   -----   ------------  -----

Operating expenses
  Design and royalty                  2,010,048     7.4        978,088    4.5
  Shipping                            1,563,059     5.7      1,075,944    4.9
  Selling                             1,972,593     7.2      1,460,346    6.8
  General and administrative          2,415,061     8.8      2,137,156    9.9
                                    -----------   -----   ------------  -----

                                      7,960,761    29.1      5,651,534   26.1
                                    -----------   -----   ------------  -----

Income from operations                1,793,738     6.6      1,476,592    6.8
                                    -----------   -----   ------------  -----
Other income(expense)
  Interest expense                     (450,774)   (1.7)      (268,906)  (1.3)
  Interest income                        48,119      .2         43,244     .2
  Royalty income                        108,166      .4        148,598     .7
  Reserve for bad debt(Note 4)          (30,000)    (.1)       (30,000)   (.1)
  Other income                           66,740      .2           -        -
                                    -----------   -----   ------------  -----

                                       (257,749)   (1.0)      (107,064)   (.5)
                                    -----------   -----   ------------  -----

Net income before provision for
  income taxes                        1,535,989     5.6      1,369,528    6.3
                                    -----------   -----   ------------  -----

Provision(credit)for income taxes
  Current                                23,500      .1         35,800     .1
  Deferred                                 -         -          (1,500)    -
                                    -----------   -----   ------------  -----

                                         23,500      .1         34,300     .1
                                    -----------   -----   ------------  -----

Net income                            1,512,489     5.5      1,335,228    6.2
                                                  =====                 =====

Retained earnings, beginning of
  period                              3,792,284              3,157,056

Distributions                         1,000,000                700,000
                                    -----------           ------------

Retained earnings, end of period    $ 4,304,773           $  3,792,284
                                    ===========           ============


                   The accompanying accountants notes are an
                  integral part of these financial statements

                      THE RED CALLIOPE & ASSOCIATES, INC.
                            STATEMENT OF CASH FLOWS

                                                            YEAR ENDED
                                                 ----------------------------
                                                 JUNE 30, 1995  JUNE 30, 1994
                                                 -------------  -------------
Cash flows from operating activities
  Net income                                       $ 1,512,489    $ 1,335,228
  Adjustments to reconcile net income to
    net cash provided by operating activities
    Depreciation and amortization                      115,927        117,118
    Reserve for bad debt                                30,000         30,000
    (Increase) decrease in trade accounts
     receivable                                     (1,195,833)        (5,435)
    (Increase) decrease in inventories              (3,193,786)      (544,367)
    (Increase) decrease in prepaid expenses             41,417       (100,029)
    (Increase) decrease in accrued interest
     receivable                                        (48,052)       (42,615)
    (Increase) decrease in accrued royalties
     receivable                                         13,082          2,532
    (Increase) decrease in accounts
     receivable other                                   54,782         70,318
    (Increase) decrease in loan origination fee           -           (22,500)
    (Increase) decrease in deposits                     (6,120)        (2,125)
    (Increase) decrease in deferred taxes                  -           (1,500)
     Increase (decrease) in trade accounts payable     861,657        459,198
     Increase (decrease) in accrued liabilities        660,267          1,728
     Increase (decrease) in income taxes payable         2,002         22,800
                                                   -----------    -----------
       Net cash provided (used) by operating
         activities                                 (1,152,168)     1,320,351
                                                   -----------    -----------

Cash flows from investing activities
  Purchases of property and equipment                  (45,277)      (119,361)
  Proceeds from short-term notes receivable               -             8,000
  Increase in short term notes receivable                 -           (55,000)
                                                   -----------    -----------

       Net cash used by investing activities           (45,277)      (166,361)
                                                   -----------    -----------

Cash flows from financing activities
  Increase (Decrease)in short-term debt              2,343,570       (342,918)
  Stockholders' distributions                       (1,000,000)      (700,000)
                                                   -----------    -----------

       Net cash provided (used) by financing
         activities                                  1,343,570     (1,042,918)
                                                   -----------    -----------

Net increase (decrease) in cash                        146,125        111,072

Cash beginning of year                                 121,244         10,172
                                                   -----------    -----------

Cash at end of period                              $   267,369    $   121,244
                                                   ===========    ===========

Supplemental disclosures of cash flow
  information
  Interest paid (net of amounts)                   $   402,655    $   255,662
                                                   ===========    ===========

  Taxes                                            $    21,498    $    23,460
                                                   ===========    ===========

                   The accompanying accountants' notes are an
                  integral part of these financial statements

                      THE RED CALLIOPE & ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994




1.   Summary of significant accounting policies

     This summary of significant accounting policies of Red Calliope
     & Associates, Inc. is presented to assist in understanding the Company's financial statements. The financial statements and the notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

     Business Activity - The Company manufactures infant bedding products. The Company's products are sold to major department stores and to independent juvenile bedding stores through independent sales representatives. The Company grants credit to customers in the juvenile bedding industry throughout the nation. Consequently the company's ability to collect the amounts due from customers is affected by economic fluctuations in the juvenile bedding industry.

     Inventories - Inventories are stated at lower of cost or market. Cost is determined by the first-in, first-out method of accounting.

     Depreciation - Furniture, fixtures and equipment are stated at cost. Depreciation is provided over their estimated useful lives using the straight-line method of accounting. Repairs that do not materially extend the useful life of equipment are charged to operations.


     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

     Concentrations of Credit Risk - Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivables. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their dispersion across different industries and geographic areas. As of June 30, 1995 the Company had no significant concentrations of credit risk.

     Income Taxes - Income taxes are providing for the tax effects of transactions reported in the financial statements and consist of
     taxes currently due plus deferred taxes related   primarily to
     differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                                                                               7
                      THE RED CALLIOPE & ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994


2.   Inventories
     -----------

     Inventories are summarized
       as follows:

                                                        JUNE 30,
                                             ---------------------------
                                                 1995            1994
                                             ------------   ------------
       Raw materials                        $  4,316,065   $  3,155,318
       Finished goods                          3,631,455      1,598,416
                                            ------------   ------------

                                            $  7,947,520   $  4,753,734
                                            ============   ============

3.   Notes receivable, officers
     --------------------------

     Notes receivable, officers,
     unsecured with interest at 10%,
     due on demand.                         $    180,510   $    180,510
                                            ============   ============

4.   Note receivable, officer
     ------------------------

     The officer is involved in
     litigation.  It is probable that
     the note will not be collectible.
     An allowance for doubtful accounts
     has been made for the related
     accrued interest income for $131,750
     and $101,750 respectively.

     Note receivable, officer, with
     interest at 10% due on demand          $    300,000    $   300,000

     Allowance for doubtful account             (300,000)      (300,000)
                                            ------------    -----------

                                            $       -       $      -
                                            ============    ===========

5.   Furniture, fixtures and equipment
     ---------------------------------

     Furniture, fixtures and equipment
       are summarized as follows:
                                              March 31,
                                   ----------------------------   Estimated
                                                                   Useful
                                       1995            1994         Life
                                   ------------   -------------   --------


     Computer equipment            $    232,907   $    202,057     5 years
     Furniture and fixtures              41,039         59,280   4-7 years
     Machinery and equipment            521,559        595,290   4-7 years
     Leasehold improvements              49,004         42,254   3-5 years
                                   ------------   ------------

                                        844,509        903,881
       Less:  accumulated
         depreciation                   641,883        653,105
                                   ------------   ------------

                                   $    202,626   $    250,776
                                   ============   ============


     Current depreciation          $     93,427   $     81,493
                                   ============   ============

                      THE RED CALLIOPE & ASSOCIATES, INC.
                         NOTES TO FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1994




6.   Notes payable, bank
     -------------------
                                                      JUNE 31,
                                              --------------------------
                                                  1995          1994
                                              ------------  ------------
     The Company has a revolving
     line of credit secured by
     accounts receivable and finished
     goods inventory.  The terms
     of the agreement permit borrowing
     to $5,000,000 and $3,000,000 at
     prime plus 2.00% maturing
     February 1996 and 1995 respectively.     $  4,998,134   $  2,654,564
                                              ============   ============

7.   Income taxes
     ------------

The Company has elected by unanimous consent of its stockholders' to be taxed under the provision for Subchapter S of the Internal Revenue Code for both federal and state purposes. Under these provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead the stockholders' are liable for individual federal income taxes on their respective share of the Company's taxable income. The Company is, however, subject to a state franchise tax based on 1.5% of the Company's taxable income.


8.   Commitments
     -----------

     The Company is obligated under a long-term, non-capitalized lease for its premises which expires March 31, 1996. Annual lease payments, exclusive of property taxes and insurance are summarized as follows:

                 Year Ended
               ------------

               June 30, 1996                          $   169,806
                                                      -----------

                                                      $   169,806
                                                      ===========


9.   Subsequent events

     The Company is in negotiation and has signed a letter of intent regarding the Company's possible acquisition by another company.

                           SUPPLEMENTARY INFORMATION

                      THE RED CALLIOPE & ASSOCIATES, INC.
       SUMMARY OF COST OF SALES, DESIGN AND ROYALTY AND SHIPPING EXPENSES


                                                     YEAR ENDED
                                   -------------------------------------------
                                       JUNE 30, 1995         JUNE 30, 1994
                                   --------------------   --------------------
                                                  % of                    % of
                                     Amount       Sales       Amount     Sales
                                  ---------------------     ------------------
Cost of sales

  Inventories, beginning
    of period                  $  4,753,734     17.4   $ 4,209,367     19.5
  Purchases                      13,367,917     48.9     9,394,471     43.4
  Contract labor
    Manufacturing                 5,347,496     19.6     4,123,137     19.1
    Packaging                       271,436      1.0       159,454       .7
  Manufacturing labor               202,785       .7       214,574      1.0
  Packaging labor                   206,980       .8       194,461       .9
  Depreciation                       54,952       .2        53,108       .3
  Payroll taxes                      46,344       .2        32,367       .2
  Repairs and maintenance            28,092       .1        26,534       .1
  Rent                              201,984       .7       158,925       .7
  Shop supplies                      63,676       .2        22,381       .1
  Quality control salaries           84,371       .3          -          -
  Packaging supplies                900,908      3.3       675,181      3.1
                               ------------    -----   -----------    -----

                                 25,530,675     93.4    19,263,960     89.1
  Less: inventories, end of
    period                        7,947,520     29.1     4,753,734     22.0
                               ------------    -----   -----------    -----

                               $ 17,583,155     64.3   $14,510,226     67.1
                               ============    =====   ===========    =====

Design and royalty expenses

  Artwork                      $     97,835       .4   $    88,109       .4
  Design salaries                   131,401       .5        98,072       .5
  Payroll taxes                      11,157       -          6,326       -
  Royalties                       1,725,213      6.3       722,141      3.3
  Samples                            44,442       .2        63,440       .3
                               ------------    -----   -----------    -----

                               $  2,010,048      7.4   $   978,088      4.5
                               ============    =====   ===========    =====

Shipping Expenses

  Freight-out                  $    487,325      1.8   $   328,333      1.5
  Payroll taxes                      31,288       .1        27,438       .1
  Shipping salaries                 439,623      1.6       342,789      1.6
  Shipping supplies                 604,823      2.2       377,384      1.7
                               ------------    -----   -----------    -----

                               $  1,563,059      5.7   $ 1,075,944      4.9
                               ============    =====   ===========    =====





                The accompanying accountants' notes are integral
                       part of these financial statements

                      THE RED CALLIOPE & ASSOCIATES, INC.
            SUMMARY OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

                                                 YEAR ENDED
                                 ---------------------------------------------
                                       JUNE 30, 1995          JUNE 30, 1994
                                 ----------------------   --------------------
                                                  % of                    % of
                                      Amount      Sales        Amount     Sales
                                 ----------------------   --------------------
Selling expenses

  Advertising                    $   106,676      .4    $    87,887         .4
  Commissions                      1,605,738     5.9      1,152,859        5.3
  Entertainment                        9,855      -           8,318         -
  Marketing expense                   14,797      .1         13,399         .1
  Selling and catalog expense         78,217      .3         59,335         .3
  Trade shows                         90,445      .3         44,208         .2
  Travel                              66,865      .2         94,340         .5
                                 -----------    ----    -----------       ----

                                 $ 1,972,593     7.2    $ 1,460,346        6.8
                                 ===========    ====    ===========       ====


General and administrative
  expenses

  Amortization                   $    22,500      .1    $    35,625         .2
  Automotive                          39,992      .1         34,111         .2
  Collection costs                     5,271      -           2,060         -
  Computer expense                    25,782      .1         23,995         .1
  Contributions                        2,375      -             948         -
  Depreciation                        38,475      .1         28,385         .1
  Dues & subscriptions                 5,585      -           6,885         -
  Employee benefits                   36,703      .1           -            -
  Insurance - group                  103,176      .4        103,948         .5
            - general                152,628      .6        141,071         .7
  Office supplies and expense         78,794      .3         53,647         .3
  Payroll taxes                       78,348      .3         66,260         .3
  Postage                             45,962      .2         28,083         .1
  Professional fees                  166,320      .6         83,406         .4
  Provision for bad debts             52,536      .2         62,165         .3
  Quality control                       -         -           2,066         -
  Rent                               127,699      .5        109,574         .5
  Salaries - office                  333,449     1.2        294,955        1.4
           - officers'/shareholders  673,304     2.5        636,425        2.9
           - officers'/other         289,009     1.0        265,955        1.2
  Taxes and licenses                   8,472      -          23,708         .1
  Telephone and utilities            128,681      .5        133,884         .6
                                 -----------    ----    -----------       ----

                                 $ 2,415,061     8.8    $ 2,137,156        9.9
                                 ===========    ====    ===========       ====



                The accompanying accountants' notes are integral
                       part of these financial statements

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  JULY 2, 1995
                              (DOLLARS IN 1,000'S)


                                             Crown Crafts, Inc.      RCA       Pro Forma     Company
                                                 Historical      Historical   Adjustments   Pro Forma
                                             -----------------   ----------   -----------   ---------
ASSETS:

Current Assets:
 Cash                                                  $    423      $    267                  $    690
 Accounts Receivable                                     17,143         5,655       $  (698)     22,100
 Inventories                                             55,856         7,948                    63,804
 Deferred Income Taxes                                      735            14                       749
 Other Current Assets                                     2,259           110                     2,369
                                                        -------       -------       -------    --------
Total Current Assets                                     76,416        13,994          (698)     89,712
                                                        -------       -------       -------    --------

Property, Plant and Equipment-net                        66,978           203                    67,181
                                                        -------       -------                  --------

Other Assets                                              4,291            62        11,185      15,538
                                                       --------       -------       -------    --------

TOTAL ASSETS                                           $147,685       $14,259       $10,487    $172,431
                                                       ========       =======       =======    ========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
 Notes Payable                                         $ 25,665       $ 4,998       $ 5,779    $ 36,442
 Accounts Payable                                        14,249         3,010                    17,259
 Income Taxes Payable                                       908            30                       938
 Accrued Liabilities                                      4,526         1,406                     5,932
 Current Maturities of Long-Term Debt                     5,502                                   5,502
                                                       --------       -------       -------    --------
Total Current Liabilities                                50,850         9,444       $ 5,779      66,073
                                                       --------       -------       -------    --------

Long-Term Debt                                            3,312                     $ 9,523      12,835
                                                       --------                     -------      ------

Deferred Income Taxes                                     5,208                                   5,208
                                                       --------                                  ------

Other Liabilities                                           661                                     661
                                                       --------                                  ------

Shareholder's Equity
 Common Stock                                             9,045            14           (14)      9,045
 Additional Paid-ln-Capital                              34,299            64           (64)     34,299
 Retained Earnings                                       51,551         4,737        (4,737)     51,551
 Common Stock Held in Treasury                           (7,241)                                 (7,241)
                                                       --------       -------       -------    --------
Total Shareholders' Equity                               87,654         4,815        (4,815)     87,654
                                                       --------       -------       -------    --------
TOTAL LIABILITIES AND
SHAREHOLDERS EQUITY                                    $147,685       $14,259       $10,487    $172,431
                                                       ========       =======       =======    ========



          See Notes to Pro Forma Condensed Consolidated Balanced Sheet

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET



 1. The RCA historical balance for accounts receivable has been adjusted from the amount reported in its June 30, 1995 audited financial statements to include $432,000 of notes receivable and accrued interest due from an officer/shareholder of RCA. This amount had been considered uncollectible and was fully reserved at June 30, 1995, however, it will be collected from the proceeds received by the officer/shareholder for the sale of his stock in RCA.

  2. The reduction in accounts receivable represents the repayment of notes receivable from shareholders.

  3. The increase in other assets represents the unallocated excess of purchase price over net assets acquired. The Company believes that substantially all of the excess will be allocated to goodwill and will be amortized over a period of 20 years.

  4. The increase in notes payable and long term debt represents the additional debt incurred by the Company to finance the purchase price of $16,000,000.00, including fees and expenses less the repayment of notes receivable from shareholders.

  5. The adjustments to shareholders' equity represent the elimination of the shareholders' equity accounts of RCA.

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                            YEAR ENDED APRIL 2, 1995
                 (DOLLARS IN 1,000'S, EXCEPT PER SHARE AMOUNTS)



                                                   Crown Crafts, Inc.          RCA          Pro Forma        Company
                                                      Historical            Historical     Adjustments       Pro Forma
                                                  ------------------        ----------     ------------     -----------
Net Sales                                             $ 210,963               $27,338                        $ 238,301

Cost of Sales                                           164,232                21,048                          185,280
                                                      ---------               -------                        ---------

Gross Profit                                             46,731                 6,290                           53,021

Marketing and Administrative
 Expense                                                 27,848                 4,418                           32,266
                                                      ---------                ------                        ---------

Earnings From Operations                                 18,883                 1,872                           20,755

Other Income (Expense):

 Interest Expense                                        (1,992)                 (451)        ($926)            (3,369)

  Other - Net                                               589                   115          (559)               145
                                                      ---------                ------       -------          ---------
Earnings Before Income Taxes                             17,480                 1,536        (1,485)            17,531
Provisions For Income Taxes                               6,430                   614          (370)             6,674
                                                      ---------                ------       -------          ---------
Net Earnings                                          $  11,050                $  922       ($1,115)         $  10,857
                                                      =========                ======       =======          =========
Net Earnings Per Share                                $    1.31                                              $    1.28
                                                      =========                                              =========
Average Shares Outstanding                            8,457,333                                              8,457,333
                                                      =========                                              =========





      See Notes to Pro Forma Condensed Consolidated Statement of Earnings

       NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS




1. The RCA was an S Corporation and therefore not subject to corporate federal income taxes. After the acquisition, RCA's income will become subject to federal income taxes as part of the Company's consolidated federal income tax return. The RCA historical balances have been adjusted to reflect provisions for income taxes using a combined federal and state income tax rate of 40%.

2. The increase in interest expense represents interest on the acquisition debt for the year ended April 2, 1995 as if the transaction had occurred on April 4, 1994. Interest expense was computed based on an assumed rate of 7.27%, the Company's borrowing rate on its long-term note agreement which closed October 12, 1995. The increased interest expense was partially offset by the interest expense reduction on the average outstanding short-term borrowings of RCA attributable to the lower short-term borrowing rate of the Company. The RCA average short-term borrowing rate for the period was 10.5% compared to 5.6% for the Company.

3. The adjustment to other - net represents the quarterly amortization of goodwill over a life of 20 years.

4. The reduction of the provisions for income taxes represents the tax savings attributable to the increase in interest expense based on a combined federal and state income tax rate of 40%.

5. Certain amounts from the RCA June 30, 1995 financial statements have been reclassified to conform to the Crown Crafts, Inc. classification for these items.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
                          QUARTER ENDED JULY 2, 1995
                (DOLLARS IN 1,000'S, EXCEPT PER SHARE AMOUNTS)


                                        Crown Crafts     RCA        Pro Forma    Company
                                         Historical   Historical   Adjustments  Pro Forma
                                         -----------  ----------   -----------  ---------
Net Sales                                $ 39,207      $7,553                    $  46,760

Cost of Sales                              31,656       5,742                       37,398
                                         --------      ------                    ---------
Gross Profit                                7,551       1,811                        9,362

Marketing and Administrative
 Expense                                    6,494       1,279                        7,773
                                         --------      ------                    ---------

Earnings From Operations                    1,057         532                        1,589

Other Income
(Expense):

 Interest Expense                            (529)       (151)       ($223)           (903)

 Other - Net                                  200          12         (140)             72
                                         --------      ------        -----       ---------
Earnings Before Income Taxes                  728         393         (363)            758

Provisions For Income Taxes                   272         157          (89)            340
                                         --------      ------        -----       ---------
Net Earnings                            $     456      $  236        ($274)      $     418
                                        =========      ======        =====       =========

Net Earnings Per Share                  $    0.05                                $    0.05
                                        =========                                =========

Average Shares Outstanding              8,565,429                                8,565,429
                                        =========                                =========





      See Notes to Pro Forma Condensed Consolidated Statement of Earnings

        NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS



1. The RCA was an S Corporation and therefore not subject to corporate federal income taxes. After the acquisition, RCA's income will become subject to federal income taxes as part of the Company's consolidated federal income tax return. The RCA historical balances have been adjusted to reflect provisions for income taxes using a combined federal and state income tax rate of 40%.

2. The increase in interest expense represents interest on the acquisition debt for the quarter ended July 2, 1995 as if the transaction had occurred on April 4, 1994. Interest expense was computed based on an assumed rate of 7.27%, the Company's borrowing rate on its long-term note agreement which closed October 12, 1995. The increased interest expense was partially offset by the interest expense reduction on the average outstanding short-term borrowings of RCA attributable to the lower short-term borrowing rate of the Company. The RCA average short-term borrowing rate for the period was 11.0% compared to 6.6% for the Company.

3. The adjustment to other - net represents the quarterly amortization of goodwill over a life of 20 years.

4. The reduction of the provisions for income taxes represents the tax savings attributable to the increase in interest expense based on a combined federal and state income tax rate of 40%.

5. Certain amounts from the RCA financial statements have been reclassified to conform to the Crown Crafts, Inc. classification for these items.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                  CROWN CRAFTS,INC.




                                  By: /s/ ROBERT E. SCHNELLE
                                      ------------------------
                                      Name:  Robert E. Schnelle
                                      Title: Treasurer



Dated: November 13, 1995

                              EXHIBIT INDEX


Exhibit No.             Exhibit Description
-----------             -------------------

Exhibit No. 2.1         Merger Agreement
Exhibit No. 2.2         Amendment No. 1 to Merger Agreement
Exhibit No. 10.1        Consulting Agreement*
Exhibit No. 10.2        Employment Agreement (Fohrman)*
Exhibit No. 10.3        Employment Agreement (Freeman)*
Exhibit No. 10.4        Tax Reporting Agreement*
Exhibit No. 10.5        Disbursement Agreement*
Exhibit No. 10.6        Promissory Note (Fohrman)
Exhibit No. 10.7        Promissory Note (Tannenbaum)
Exhibit No. 23          Consent of Lederman, Zeidler & Co.
Exhibit No. 99          Press Release